                                                 Form as of:  September 22, 1997

                                  $25,000,000

                   NUVEEN PREMIUM INCOME MUNICIPAL FUND, INC.
                           (a Minnesota corporation)

                       MUNICIPAL AUCTION RATE CUMULATIVE
                      PREFERRED STOCK ("MuniPreferred(R)")

                1,000 Shares Series [INSERT APPROPRIATE SERIES]

                    Liquidation Preference $25,000 Per Share

                               PURCHASE AGREEMENT

                                                              September __, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
BT Alex.Brown Incorporated
Goldman, Sachs & Co.
John Nuveen & Co. Incorporated
Lehman Brothers Inc.
PaineWebber Incorporated
Prudential Securities Incorporated
Smith Barney Inc.
c/o       MERRILL LYNCH & CO.
          Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
          North Tower
          World Financial Center
          New York, New York 10281-1305


Dear Sirs and Mesdames:

 Nuveen Premium Income Municipal Fund, Inc., a Minnesota corporation (the "Fund"), and Nuveen Advisory Corp., a Delaware corporation and investment adviser to the Fund (the "Adviser"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and



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each of the other Underwriters named in Schedule A hereto (collectively, the
"Underwriters", which term also shall include any underwriter substituted as hereinafter provided in Section 11 hereof), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Fund's MUNICIPAL AUCTION
(R) Registered trademark of John Nuveen & Co. Incorporated. RATE CUMULATIVE PREFERRED STOCK, SERIES [INSERT APPROPRIATE SERIES], par value $.01 per share, with a liquidation preference of $25,000 per share, set forth opposite the names of such Underwriters in said Schedule A. The aforesaid 1,000 shares of preferred stock to be purchased by the Underwriters are hereinafter called, collectively, the "Shares".


 The Fund has filed with the Securities and Exchange Commission (the "Commission") a notification on Form N-8A ("Notification") of registration of the Fund as a closed-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and a registration statement on Form N-2 (No. 333-33651), including the related preliminary prospectus and statement of additional information, covering the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act and the rules and regulations of the Commission under the Securities Act and the Investment Company Act (together, the "Rules and Regulations"), and has filed such amendments to such registration statement on Form N-2, and such amended preliminary prospectuses and statements of additional information, as may have been required to the date hereof. The Fund will prepare and file such additional amendments thereto and such amended prospectuses and statements of additional information as hereafter may be required. Such registration statement (as amended at the time it became effective) and the prospectus and statement of additional information constituting a part thereof (including in each case the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) or Rule 434 of the Rules and Regulations), as from time to time amended or supplemented pursuant to the Securities Act (or otherwise), are referred to hereinafter as the "Registration Statement" and the "Prospectus", respectively; except that if any revised prospectus and statement of additional information shall be provided to the Underwriters by the Fund for use in connection with





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the offering of the Shares which differs from the Prospectus on file at the
Commission at the time the Registration Statement became effective (whether such revised prospectus and statement of additional information are required to be filed by the Fund pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations), the term "Prospectus" shall refer to each such revised prospectus and statement of additional information from and after the time it is first provided to the Underwriters for such use. If the Fund elects to rely on Rule 434 under the Rules and Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of preliminary prospectus or prospectus, the form of preliminary statement of additional information or statement of additional information and the term sheet, taken together, provided to the Underwriters by the Fund in reliance on Rule 434 under the Securities Act (the "Rule 434 Prospectus"). If the Fund files a registration statement to register a portion of the Shares and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to include both the registration statement referred to above (No. 333-33651) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Securities Act. For purposes of this Agreement, all references to any registration statement, any preliminary prospectus or statement of additional information, any Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy, if any, filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

    The Fund understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable.

    SECTION 1. Representations and Warranties. (a) Each of the Fund and the Adviser severally represents and warrants to each Underwriter as of the date hereof (such date hereinafter being referred to as the "Representation Date"), and severally agrees with each Underwriter, as follows:

              (i) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement complied and complies in all material respects with





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         the requirements of the Securities Act, the Investment Company Act and
         the Rules and Regulations and did not contain and does not contain an untrue statement of a material fact, nor did it omit or does it omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement became effective, at the Representation Date and at Closing Time referred to in Section 2 hereof, the Prospectus (unless the term "Prospectus" refers to a prospectus and statement of additional information which have been provided to the Underwriters by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time such prospectus and statement of additional information are first provided to the Underwriters for such use) did not contain, does not contain and will not contain an untrue statement of a material fact, nor did it omit, does it omit or will it omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or in the Prospectus.

              Each preliminary prospectus and statement of additional information and each Prospectus delivered to the Underwriters for use in connection with this offering has been or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (ii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the Rules and Regulations.

              (iii) The financial statements included in the Registration Statements and in the Prospectus, together with the related schedules and notes, present fairly the financial





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         position of the Fund at the dates indicated and the results of its operations for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; and the information in the Prospectus under the headings "Financial Highlights" and "Capitalization" presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.

              (iv) Since the respective dates as of which information is given in the Registration Statement and in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Fund, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect" in respect of the Fund), (B) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of business and (C) except for
         (i) regular quarterly dividends on the outstanding shares of common stock, par value $.01 per share, of the Fund (the "Common Stock"), in amounts per share that are consistent with past practice, and (ii) dividends paid on the Fund's outstanding shares of Municipal Auction Rate Cumulative Preferred Stock ("MuniPreferred") in accordance with the terms thereof, there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

              (v) The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota. The Fund has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and in the Prospectus and to enter into and perform its obligations under this Agreement. The Fund is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such





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         qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect in respect of the Fund. The Fund has no subsidiaries.

              (vi) The Fund is registered with the Commission under the Investment Company Act as a closed-end, diversified management investment company; the provisions of the Charter and the By-Laws of the Fund do not violate or conflict with the requirements of the Investment Company Act and the rules and regulations thereunder in any material respect; the provisions of the Charter and the By-Laws of the Fund and the investment policies and restrictions described in the Prospectus under the captions "Investment Objective and Policies" and "Certain Trading Strategies of the Fund" do not violate or conflict with the requirements of the Investment Company Act and the rules and regulations thereunder in any material respect; and no order of suspension or revocation of such registration under the Investment Company Act has been issued or proceedings therefor initiated or threatened by the Commission.

              (vii) The authorized, issued and outstanding shares of capital stock of the Fund as of the Representation Date are as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any pursuant to this Agreement and shares of Common Stock issued in connection with the Fund's dividend reinvestment plan); the outstanding shares of MuniPreferred and the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable (it being understood that the shares of Common Stock issued in connection with the rights offering as described in the Prospectus under the caption "The Fund" and as described in the Final Judgment Order entered on June 3, 1997 in the case of In Re Nuveen Fund Litigation filed in the United States District Court for the Northern District of Illinois (the "Order"), have been duly authorized and validly issued and are fully paid and nonassessable by virtue of the Order); none of the outstanding shares of capital stock of the Fund were issued in violation of preemptive or other similar rights of any security holder of the Fund; the Shares





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         have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable, with no personal liability attaching to the ownership thereof; the shares of Common Stock and the Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and in the Prospectus, and such description conforms to the rights set forth in the instruments defining the same; and the issuance of the Shares to be purchased by the Underwriters is not subject to preemptive or other similar rights of any security holder of the Fund.

              (viii) The Fund is not in violation of its articles of incorporation, as amended (the "Charter"), or its by-laws, as amended (the "By-Laws"), or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument to which the Fund is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject, except for any such violation of default (other than a violation or default of the Charter or By-Laws) which, singly or in the aggregate, would not result in a Material Adverse Effect in respect of the Fund; the execution and delivery of this Agreement, the Investment Management Agreement, the Exchange Traded Custody Agreement and the Auction Agency Agreement referred to in the Registration Statement, and the letter of representation of the Fund delivered by the Fund to The Depository Trust Company ("DTC") in connection with DTC's agreement to act as securities depository with respect to the Shares (as used herein, the "Management Agreement," the "Auction Agreement," the "Custody Agreement" and the "Letter of Representation", respectively), and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds" and compliance by the Fund with its obligations hereunder), do not and will not, whether with or without the giving of notice or the lapse of time, or both,





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         conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument to which the Fund is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject; none of the foregoing actions will result in any violation of the provisions of the Charter or the By-Laws of the Fund, or any law, rule, regulation, administrative order or court decree applicable to the Fund of any jurisdiction, court, Federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Fund or its properties or operations; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental or self-regulatory authority, agency or body is required in connection with the issue and sale of the Shares to the Underwriters or for the consummation by the Fund of the other transactions contemplated by this Agreement, the Management Agreement, the Custody Agreement, the Auction Agreement or the Letter of Representation, except such as has been obtained under the Investment Company Act and the Securities Act and the Rules and Regulations or such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

              (ix) The Fund owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to conduct its businesses as contemplated in the Registration Statement and in the Prospectus, and the Fund has not received any notice of proceedings relating to the revocation or modification of any such licenses, permits, consents, orders, approvals or authorizations.

              (x) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental authority, agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Adviser, threatened, against or affecting the Fund, which is required to be





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         disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect in respect of the Fund, or which might materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated by this Agreement or the performance by the Fund of its obligations hereunder.

              (xi) There are no contracts, indentures, mortgages, deeds of trust, loan or credit agreements, notes, leases or other agreements or instruments of the Fund required to be described or referred to in the Registration Statement or to be filed as exhibits thereto under the Securities Act, the Investment Company Act or the Rules and Regulations other than those described or referred to therein or filed as exhibits thereto or incorporated therein by reference as permitted by the Rules and Regulations; the descriptions thereof are correct in all material respects; the references thereto are correct in all material respects; and no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument so described, referred to or filed.

              (xii) The Fund owns or possesses, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct its business as described in the Registration Statement and in the Prospectus, and the Fund has not received any notice, and is not otherwise aware, of any infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect in respect of the Fund.

              (xiii) The Fund intends to, and will, direct the investment of the proceeds of the offering described in the Registration Statement and in the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code"), and the Fund qualifies as a regulated investment company under Subchapter M of the Code.





                                       9
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              (xiv)  Each of this Agreement, the Management Agreement and the
         Custody Agreement has been duly authorized, executed and delivered by the Fund and complies with all applicable provisions of the Investment Company Act and the Investment Advisers Act and the rules and regulations under such acts; and each constitutes a valid and binding obligation of the Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

              (xv) Each of the Auction Agreement and the Letter of Representation has been duly authorized for execution and delivery by the Fund and, when executed and delivered by the Fund, will not violate or conflict with the applicable provisions of the Investment Company Act and the Investment Advisers Act and the rules and regulations under such acts in any material respect and will constitute a valid and binding obligation of the Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

              (b) The Adviser represents and warrants to each Underwriter as of the Representation Date as follows:

              (i) The Adviser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

              (ii) The Adviser has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and in the Prospectus and to enter into and perform its obligations under this Agreement.

              (iii) The Adviser is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so





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         qualify or to be in good standing would not result in a Material
         Adverse Effect in respect of the Adviser.

              (iv) The Adviser is duly registered and in good standing with the Commission under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), as an investment adviser, and is not prohibited by the Investment Advisers Act or the Investment Company Act, or the rules and regulations under such acts or any other applicable laws or regulations, from acting under the Management Agreement for the Fund as contemplated by the Prospectus.

              (v) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental authority, agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, of the Adviser, or in the business affairs or business prospects of the Adviser, whether or not arising in the ordinary course of business (a "Material Adverse Effect" in respect of the Adviser), or which might materially and adversely affect the properties or assets of the Adviser or the consummation of the transactions contemplated by this Agreement or the performance by the Adviser of its obligations hereunder.

              (vi) The Adviser is not in violation of its corporate charter or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument to which the Adviser is a party or by which it may be bound, or to which any of the property or assets of the Adviser is subject, nor in breach or violation of any judgment, decree, order, rule or regulation of any court or governmental or self-regulatory agency or body, except in each case for any such breach, violation or default which, singly or in the aggregate, would not result in a Material Adverse Effect in respect of the Adviser.





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              (vii)  Each of this Agreement and the Management Agreement has been duly authorized, executed and delivered by the Adviser and does not violate or conflict with the applicable provisions of the Investment Company Act and the Investment Advisers Act and the rules and regulations under such acts in any material respect; each constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; neither the execution and delivery of this Agreement or the Management Agreement by the Adviser, nor the performance by the Adviser of its obligations hereunder or thereunder, does or will, whether with or without the giving of notice or the lapse of time, or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, or other material agreement or instrument to which the Adviser is a party or by which the Adviser is bound, or to which any of the property or assets of the Adviser is subject; none of the foregoing actions will result in any violation of the provisions of the corporate charter or by-laws of the Adviser, or any law, rule, regulation, administrative order or court decree applicable to the Adviser of any jurisdiction, court, Federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental or self-regulatory authority, agency or body is required in connection with the execution, delivery and performance of this Agreement and the Management Agreement by the Adviser, except such as has been obtained under the Investment Advisers Act or such as may be required under the Securities Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

              (viii) The description of the Adviser in the Registration Statement and in the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

              (ix) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus.

         (c) Any certificate signed by any officer of the Fund or the Adviser and delivered to the Underwriters or to counsel to the Underwriters shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to each Underwriter, as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to the Underwriters; Closing.

         (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth below, the number of Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

              (i) The initial public offering price per share for the Shares shall be $25,000 plus accumulated dividends, if any, from the date of original issue.

              (ii) The purchase price per share to be paid by the several Underwriters for the Shares shall be $24,718.75, being an amount equal to the initial public offering price per share set forth above less $281.25 per share.

              (iii) The dividend rate on the Shares for the initial Rate Period thereof will be equal to the dividend rate for existing shares of MuniPreferred of the same series established in the auction for shares of such series first preceding the date of issuance of the Shares.

         (b) Payment of the purchase price for, and delivery of the certificate for, the Shares shall be made at the offices of Vedder,

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Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois  60601,
or at such other place as shall be agreed upon by Merrill Lynch and the Fund, at 9:00 A.M.(Central time) on the first business day after execution of this Agreement, unless postponed in accordance with the provisions of Section 11, or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Fund (such time and date of payment and delivery herein being referred to as "Closing Time"). Payment shall be made to the Fund by a Federal Funds wire transfer or similar same-day funds, against delivery to the Underwriters of the certificate for the Shares to be purchased by the Underwriters. The Shares shall be represented by a certificate registered in the name of Cede & Co., as nominee for The Depository Trust Company. The certificate for the Shares will be made available for examination by the Underwriters not later than 10:00 A.M. on the last business day prior to Closing Time. It is understood that each Underwriter has authorized Merrill Lynch, for such Underwriter's account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which such Underwriter has agreed to purchase. An Underwriter may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any other Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such other Underwriter from its obligations hereunder.

         SECTION 3. Covenants of the Fund. The Fund covenants with each Underwriter as follows:

         (a) The Fund will use its best efforts (i) to cause the Registration Statement to be kept effective under the Securities Act, and will advise the Underwriters promptly as to the time at which any post-effective amendment thereto becomes so effective and (ii) if required, to cause the issuance of any orders exempting the Fund from any provisions of the Investment Company Act, and the Fund will advise the Underwriters promptly as to the time at which any such orders are granted.

         (b) The Fund will notify the Underwriters immediately, and will confirm the notice in writing, (i) of the effectiveness of any post-effective amendments to the Registration Statement, (ii) when the Prospectus has been timely filed pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations, whichever is applicable under the Rules and Regulations, (iii) of the receipt of any

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comments from the Commission, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the issuance by the Commission of an order of suspension or revocation of the Notification of registration of the Fund as an investment company under the Investment Company Act or the initiation of any proceeding for that purpose at any time during the period when Prospectuses are required to be delivered under the Securities Act or the Investment Company Act or the Rules and Regulations in connection with the offer and sale of the Shares. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection (v) hereunder or any order of suspension or revocation described in subsection (vi) hereunder and, if any such stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment. If the Fund elects to rely on Rule 434 under the Rules and Regulations, the Fund will prepare a term sheet that complies with the requirements of Rule 434 under the Rules and Regulations and the Fund will provide each Underwriter with copies of the form of Rule 434 Prospectus, in such number as such Underwriter may reasonably request by the close of business in New York on the first business day preceding the Closing Time.

         (c) The Fund will give the Underwriters notice of its intention to file any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus and statement of additional information which the Fund proposes for use by the Underwriters in connection with the offering of the Shares, which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, whether such revised prospectus and statement of additional information are required to be filed by the Fund pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations or any term sheet prepared in reliance on Rule 434 of the Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Underwriters or counsel to the Underwriters reasonably shall object.

         (d) The Fund will deliver to the Underwriters, as soon as practicable, eight copies of the Notification and eight signed copies of the registration statement as originally filed and of each amendment thereto, in each case with eight sets of the exhibits filed therewith, and also will deliver to the Underwriters eight conformed copies of the registration statement as originally filed and of each amendment thereto (but without exhibits to the registration statement or any such amendment).

         (e) The Fund will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter reasonably may request for the purposes contemplated by the Securities Act, the Investment Company Act or the Rules and Regulations.

         (f) If any event shall occur as a result of which it is necessary, in the opinion of counsel to the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Fund forthwith will amend or supplement the Prospectus by preparing and furnishing to the Underwriters a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel to the Underwriters), so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

         (g) The Fund will endeavor, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for a period of not less than one year after the date hereof. The Fund will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided; provided, however, that the Fund shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.

         (h) The Fund will make generally available to its security holders as soon as practicable, but no later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Fund's fiscal quarter next following the "effective" date (as defined in said Rule 158) of the Registration Statement.

         (i) During a period of sixty days from the date of the Prospectus, the Fund will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of preferred stock of the Fund or any securities convertible into or exercisable or exchangeable for shares of preferred stock of the Fund or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of preferred stock of the Fund, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of preferred stock of the Fund or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder.

         (j) If, at the time that the Registration Statement became effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the Rules and Regulations, then immediately following the execution of this Agreement, the Fund will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 497(h) of the Rules and Regulations, copies of the amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

         (k) The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

         SECTION 4. Covenants of the Underwriters. Each Underwriter covenants and agrees with the Fund that no later than the second business day succeeding Closing Time, it will provide the Fund and the Auction Agent (as defined in the Prospectus) with a list of Existing Holders (as defined in the Prospectus) of Shares, the number of Shares held by each such Existing Holder and the number of Shares it is holding as Underwriter as of the date of such notice.

         SECTION 5. Payment of Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the registration statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement, (iii) the preparation, issuance and delivery of the certificate for the Shares to the Underwriters, (iv) the fees and disbursements of the Fund's counsel and accountants, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) of this Agreement, including filing fees and any fees or disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the registration statement as originally filed and of each amendment thereto, of each preliminary prospectus and statement of additional information, and each Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and (viii) the fees charged by rating agencies for the rating of the Shares.

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, the Fund or the Adviser shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters. In the event the transactions contemplated hereunder are not consummated, the Adviser agrees to pay all of the costs and expenses set forth in the first paragraph of this Section 5 which the Fund would have paid if such transactions had been consummated.

         SECTION 6. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser herein contained, to the performance by the Fund and the Adviser of their respective obligations hereunder, and to the following further conditions:

         (a) At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act, and no order of suspension or revocation of the Fund's Notification of registration shall have been issued under the Investment Company Act, and no proceedings for either such purpose shall have been initiated or threatened by the Commission. If the Fund has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 497(h) of the Rules and Regulations within the prescribed time period, and prior to Closing Time the Fund shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been filed promptly and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

         (b)     At Closing Time, the Underwriters shall have received:

                 (1) The favorable opinion, dated as of Closing Time, of Vedder, Price, Kaufman & Kammholz, counsel to the Fund, in form and substance satisfactory to counsel to the Underwriters, to the effect that:

                       (i) The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota.

                       (ii) The Fund has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and in the Prospectus and to enter into and perform its obligations under this Agreement.

                       (iii) The Fund is duly qualified as a foreign
                 corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect in respect of the Fund.

                       (iv) The Fund is registered with the Commission under the Investment Company Act as a closed-end, diversified management investment company; the provisions of the Charter and the By-Laws of the Fund do not violate or conflict with the requirements of the Investment Company Act and the rules and regulations thereunder in any material respect; the provisions of the Charter and the By-Laws of the Fund and the investment policies and restrictions described in the Prospectus under the captions "Investment Objective and Policies", and "Certain Trading Strategies of the Fund" do not in any material respect violate or conflict with the requirements of the Investment Company Act and the rules and regulations thereunder; and, to their Actual Knowledge, no order of suspension or revocation of such registration under the Investment Company Act has been issued or proceedings therefor initiated or threatened by the Commission.

                       (v) The authorized, issued and outstanding shares of capital stock of the Fund are as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement and shares of Common Stock issued in connection with the Fund's dividend reinvestment plan); the outstanding shares of MuniPreferred and the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable (it being understood that the shares of Common Stock issued in connection with the rights offering as described in the Prospectus under the caption "The Fund" and as described in the Final Judgment Order entered on June 3, 1997 in the case of In Re Nuveen Fund Litigation filed in the United States District Court for the Northern District of Illinois (the "Order"), have been duly authorized and validly issued and are fully paid and nonassessable by virtue of the Order); and none of the outstanding shares of capital stock of the Fund were issued in violation of preemptive or other similar rights of any security holder of the Fund.

                       (vi) The Shares have been duly authorized by the requisite corporate action on the part of the Fund for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and nonassessable, with no personal liability attaching to the ownership thereof; the shares of Common Stock and the Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and in the Prospectus, and such description conforms in all material respects to the rights set forth in the Charter and the By-Laws; the issuance of the Shares is not subject to preemptive or other similar rights of any security holder of the Fund arising by operation of law or under the Charter or By-Laws; and the form of certificate evidencing the Shares complies with all requirements of Minnesota law.

                       (vii) Each of this Agreement, the Auction Agreement and
                 the Letter of Representation has been duly authorized, executed and delivered by the Fund and does not violate or conflict with the applicable provisions of the Investment Company Act and the Investment Advisers Act and the rules and regulations under such acts in any material respect; each constitutes a valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; the execution and delivery of this Agreement, the Auction Agreement and the Letter of Representation, and the performance by the Fund of its obligations herein and therein (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds"), do not and will not, whether with or without the giving of notice or the lapse of time, or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument, in each case of which such counsel has Actual Knowledge, to which the Fund is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject; none of the foregoing actions will result in any violation of the provisions of the Charter or the By-Laws of the Fund, or any law, rule or regulation (or, to such counsel's Actual Knowledge, administrative order or court decree) applicable to the Fund of any jurisdiction, court, Federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Fund or its properties or operations; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental or self-regulatory authority, agency or body is required in connection with the issue and sale of the Shares to the Underwriters or for the consummation by the Fund of the other transactions contemplated by this Agreement, the Auction Agreement or the Letter of Representation, except such as has been obtained under the Investment Company Act and the Securities Act and the Rules and Regulations or such as may be required under the state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                       (viii) The Registration Statement has been declared effective under the Securities Act and the Investment Company Act; to the Actual Knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, nor to the Actual Knowledge of such counsel have any proceedings therefor been initiated or are threatened by the Commission; the Notification is effective under the Investment Company Act; and to the Actual Knowledge of such counsel, no order has been issued in respect of the Fund pursuant to Section 8(e) of the Investment Company Act, nor to the Actual Knowledge of such counsel have any proceedings therefor have been initiated or are being threatened by the Commission.

                       (ix) At the time the Registration Statement became effective and at the Closing Time, the Notification, the Registration Statement and the Prospectus (other than the financial statements included therein, as to which no opinion need be rendered) complied and comply as to form in all material respects with the requirements of the Securities Act and the Investment Company Act and the Rules and Regulations. If applicable, the Rule 434 Prospectus conforms to the requirements of Rule 434 under the Rules and Regulations in all material respects.

                       (x) The statements made in the Prospectus under the captions "The Auction" and "Description of MuniPreferred", insofar as they purport to summarize the provisions of the Charter or other documents or agreements specifically referred to therein, constitute fair summaries of the terms of such documents in all material respects.

                       (xi) The statements made in the Prospectus under the caption "Tax Matters -- Federal Income Tax Matters," insofar as they constitute descriptions of statutes (or rules or regulations) or legal conclusions, have been reviewed by such counsel and constitute fair summaries of the matters purported to be summarized, and fairly present the information called for with respect thereto by Form N-2.

                       (xii) To such counsel's Actual Knowledge, there is not any litigation or proceeding pending against the Fund or of which the business or property of the Fund is the subject (or, to the Actual Knowledge of such counsel, any threatened litigation or proceeding against the Fund or any threatened litigation or proceeding of which the business or property of the Fund is threatened to be the subject), which could affect the subject matter of this Agreement, the Management Agreement, the Custody Agreement, the Auction Agreement or the Letter of Representation or the registration or good standing of the Fund with the Commission, or is required to be disclosed in the Registration Statement and in the Prospectus but which is not disclosed and correctly summarized therein.

                       (xiii) To such counsel's Actual Knowledge, there are no contracts, indentures, mortgages, deeds of trust, loan or credit agreements, notes, leases or other agreements or instruments of the Fund required to be described or referred to in the Registration Statement or to be filed as exhibits thereto under the Securities Act, the Investment Company Act or the Rules and Regulations other than those described or referred to therein or filed as exhibits thereto or incorporated therein by reference as permitted by the Rules and Regulations; the descriptions thereof are correct in all material respects; references thereto are correct in all material respects; and to such counsel's Actual Knowledge, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument so described, referred to or filed.

                       (xiv) To such counsel's Actual Knowledge, the Fund is not in violation of its Charter or By-Laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument to which the Fund is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject, nor in breach or violation of any judgment, decree, order, rule or regulation of any court or governmental or self-regulatory agency or body.

                 (2) The favorable opinion, dated as of Closing Time, of [INSERT NAME], [INSERT TITLE] of and General Counsel to the Adviser, in form and substance satisfactory to counsel to the Underwriters, to the effect that:

                       (i) The Adviser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                       (ii) The Adviser has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and in the Prospectus and to enter into and perform its obligations under this Agreement.

                       (iii) The Adviser is duly qualified as a foreign
                 corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the Adviser.

                       (iv) The Adviser is duly registered and in good standing with the Commission under the Investment Advisers Act as an investment adviser and is not prohibited by the Investment Advisers Act or the Investment Company Act, or the rules and regulations under such acts or any other applicable laws or regulations, from acting under the Management Agreement for the Fund as contemplated by the Prospectus.

                       (v) There is not any litigation or proceeding pending against the Fund or the Adviser or of which the business or property of the Fund or the Adviser is the subject (or, to the Actual Knowledge of such counsel, any threatened litigation or proceeding against the Fund or the Adviser or any threatened litigation or proceeding of which the business or property of the Fund or the Adviser is threatened to be the subject), which could affect the subject matter of this Agreement or the Management Agreement or the registration or good standing of the Adviser with the Commission, or is required to be disclosed in the Registration Statement and in the Prospectus but which is not disclosed and correctly summarized therein.

                       (vi) To such counsel's Actual Knowledge, totherhe Adviser is not in violation of its corporate charter or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument to which the Adviser is a party or by which it may be bound, or to which any of the property or assets of the Adviser is subject, nor in breach or violation of any judgment, decree, order, rule or regulation of any court or governmental or self-regulatory agency or body.

                       (vii) Each of this Agreement and the Management
                 Agreement has been duly authorized, executed and delivered by the Adviser, and does not violate or conflict with the applicable provisions of the Investment Company Act and the Investment Advisers Act and the rules and regulations under such acts in any material respect; each constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; to such counsel's Actual Knowledge, neither the execution and delivery of this Agreement or the Management Agreement by the Adviser, nor the performance by the Adviser of its obligations hereunder or thereunder, does or will, whether with or without the giving of notice or the lapse of time, or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument to which the Adviser is a party or by which the Adviser is bound, or to which any of the property or assets of the Adviser is subject; none of the foregoing actions will result in any violation of the corporate charter or by-laws of the Adviser or any law, rule or regulation (or, to such counsel's Actual Knowledge, administrative order or court decree) applicable to the Adviser of any jurisdiction, court, Federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental or self-regulatory authority, agency or body is required in connection with the execution, delivery and performance of this Agreement and the Management Agreement by the Adviser, except such as has been obtained under the Investment Advisers Act or such as may be required under the Securities Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                       (viii) The description of the Adviser in the
                 Registration Statement and in the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (3) In giving their opinion required by subsection (b)(1) of this Section 6, Vedder, Price, Kaufman & Kammholz additionally shall state that they have endeavored to see that the Registration Statement and Prospectus comply with the requirements of the Securities Act, the Investment Company Act, and the Rules and Regulations, but cannot, of course, make any representation as to the accuracy or completeness of statements of fact contained in the Registration Statement or the Prospectus. Nothing, however, has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements and other financial information included therein, as to which no opinion need be rendered), at the time it became effective or at the Representation Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and other financial information included therein, as to which no opinion need be rendered), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it first is provided to the Underwriters for such use) or at Closing Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion shall also contain a statement that such counsel has no reason to believe that the Notification contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. In rendering such opinions such counsel may state that
         (a) the law covered by the opinions expressed herein is limited to the federal law of the United States and the law of the State of Illinois, Minnesota and New York; and (b) they have relied, as to all matters of Minnesota law, solely on the opinion of Dorsey & Whitney, provided that (i) such opinion of Dorsey & Whitney, in addition to covering all matters involving Minnesota law that are covered in the opinion of Vedder, Price, Kaufman & Kammholz, shall state that (A) the Fund has been duly incorporated under the laws of the State of Minnesota and
         (B) the outstanding shares of MuniPreferred and the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable (it being understood that the shares of Common Stock issued in connection with the rights offering as described in the Prospectus under the caption "The Fund" and as described in the Order have been duly authorized and validly issued and are fully paid and nonassessable by virtue of the Order; and (ii) Vedder, Price, Kaufman & Kammholz shall furnish a copy thereof to the Underwriters and state that such opinion is satisfactory in substance and form and that the Underwriters and counsel to the Underwriters are entitled to rely thereon. Vedder, Price, Kaufman & Kammholz and Dorsey & Whitney may rely, as to matters of fact, upon certificates and written statements of officers, employees of accountants and the Transfer Agent for, the Fund and of the Adviser and of public officials. Without limiting the generality of the foregoing, their opinions with respect to the numbers of issued and outstanding shares of the Fund may be based solely upon a certificate of the Transfer Agent for the Fund.

         (4) The favorable opinion, dated as of Closing Time, of Sidley & Austin, counsel to the Underwriters, in form and substance satisfactory to the Underwriters, with respect to the matters set forth in clauses (i), (ii), (vi) (but, insofar as clause (vi) relates to preemptive or other similar rights, solely as to preemptive or other similar rights arising by operation of law or under the Charter or By-Laws of the Fund), (vii) (but only insofar as clause
(vii) relates to the authorization, execution and delivery of this Agreement by the Fund), (viii)-(ix)(except with respect to the last sentence of clause
(ix)), and (x) - (xi), inclusive, of subparagraph (b)(1) of this Section 6, and the first sentence of subparagraph (b)(3) of this Section 6. In giving such opinion such counsel may rely, as to all matters governed by jurisdictions other than the law of the State of Illinois, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may rely, as to matters of fact, upon certificates and written statements of officers and employees of the Fund and the Adviser and of public officials.

         (5)     [INSERT DEFINITION OF "ACTUAL KNOWLEDGE."]

         (c) At Closing Time, (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the Securities Act, the Investment Company Act and the Rules and Regulations and shall conform to the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations in all material respects, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Fund or the Adviser, threatened against the Fund or the Adviser which would be required to be set forth in the Prospectus other than as set forth therein, (ii) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and in the Prospectus, any Material Adverse Effect in respect of the Fund, (iii) no proceedings shall be pending or, to the knowledge of the Fund, threatened against the Fund before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Fund other than as set forth in the Registration Statement and in the Prospectus, (iv) the Underwriters shall have received a certificate of the President or a Vice President of the Fund and of the chief financial officer or chief accounting officer of the Fund, dated as of the Closing Time, to the effect that (A) there has been no material adverse change of the type described in clause (ii) of this subparagraph (c), (B) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) the Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or are pending or are contemplated by the Commission.

         (d) At Closing Time, (i) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the the Adviser, threatened against the Fund or the Adviser which would be required to be set forth in the Prospectus other than as set forth therein, (ii) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and in the Prospectus, any Material Adverse Effect in respect of the Adviser,(iii) the Adviser shall have the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus,
(iv) no proceedings shall be pending or, to the knowledge of the Adviser, threatened against the Fund or the Adviser before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of either the Fund or the Adviser other than as set forth in the Registration Statement and in the Prospectus, and (v) the Underwriters shall have received a certificate, dated as of Closing Time, of the

President or a Vice President of the Adviser, to the effect that (A) there has been no material change of the type described in clause (ii) of this subparagraph (d), (B) the representations and warranties in Sections 1(a) and
(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (C) each of the Fund and the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

         (e) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, to the effect that:

                 (i) they are independent auditors with respect to the Fund within the meaning of the Securities Act and the Rules and Regulations;

                 (ii) in their opinion, the financial statements included in the Registration Statement and audited by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the Rules and Regulations;

                 (iii) they have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Fund, a reading of the minute books of the Fund, inquiries of officials of the Fund responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that (A) the unaudited financial statements as of [INSERT DATE OF INTERIM FINANCIALS], 1997 included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and of the Rules and Regulations applicable to unaudited interim financial statements included in registration statements or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, and (B) during the period from [INSERT DATE OF

         INTERIM FINANCIALS], 1997 to a specified date not more than three days prior to the date of this Agreement, there was any change in the capital stock or net assets of the Fund (other than by reason of the issuance of shares of Common Stock in connection with the Fund's dividend reinvestment plan, as specified in such letter) or any increase in the long-term debt of the Fund, as compared with amounts shown on the unaudited financial statements included in the Registration Statement, except for changes which the Registration Statement discloses have occurred or may occur; and

                 (iv) in addition to the procedures referred to in clause (iii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data, financial information and financial statements appearing in the Registration Statement, which previously have been specified by such accountants and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Fund.

         (f) At Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 6, except that the "specified date" referred to shall be a date not more than three days prior to Closing Time.

         (g) At Closing Time, the Shares shall be rated at least "aaa" by Moody's Investor's Service, Inc. and "AAA" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Fund shall have delivered to the Underwriters a letter, dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Shares have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any securities issued by the Fund by any "nationally recognized statistical rating agency", as the term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of any outstanding securities issued by the Fund.

         (h) At Closing Time, counsel to the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and to pass upon related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the Investment Company Act and the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and their counsel.

         If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 5 hereof and except that Sections 1, 7, 8 and 9 hereof shall survive any such termination and remain in full force and effect.

         SECTION 7. Indemnification. (a) The Fund and the Adviser jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or statement of additional information, or in the Prospectus (or in any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the indemnifying party; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or in any amendment or supplement thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A or Rule 434 of the Rules and Regulations, or in any preliminary prospectus or statement of additional information or in the Prospectus (or in any amendment or supplement thereto).

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Adviser, their respective directors, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or in any amendment or supplement thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A or Rule 434 of the Rules and Regulations, or in any preliminary prospectus or statement of additional information or in the Prospectus (or in any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or in any amendment or supplement thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A or Rule 434 of the Rules and Regulations, or in any preliminary prospectus or statement of additional information or in the Prospectus (or in any amendment or supplement thereto).

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in no event shall relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Fund. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7 (a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 8.  Contribution.  If the indemnification provided for in
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the term sheet, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

         The relative fault of the Fund and the Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund and the Adviser or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Fund, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Fund or of the Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund and the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act shall have the same rights to contribution as the Fund and the Adviser, respectively. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Shares set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Fund or of the Adviser submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Adviser, and shall survive delivery of the Shares to the Underwriters.

         SECTION 10.  Termination of Agreement.  (a)        The Underwriters
may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect in respect of the Fund or the Adviser, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities issued by the Fund has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on either the New York Stock Exchange or the American Stock Exchange or in the NASDAQ National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such market or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by Federal, Illinois, Minnesota or New York authorities.

         (b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 hereof shall survive such termination and remain in full force and effect.

         SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement (the "Defaulted Shares"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Shares does not exceed 10% of the Shares, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Shares exceeds 10% of the Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                 No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                 In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Fund shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 11.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Underwriters shall be directed to the Underwriters at North Tower, World Financial Center, New York, New York 10281-1305, Attention:
_______________________; and notices to the Fund or to the Adviser shall be directed to each of them at 333 West Wacker Drive, Chicago, Illinois 60606,
Attention:  ______________, [TITLE].

         SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Fund, the Adviser and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal Underwriters, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal Underwriters, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         SECTION 14. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

         SECTION 15. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a single binding agreement between the Underwriters and the Fund and the Adviser in accordance with its terms.

                                  Very truly yours,

                                  NUVEEN PREMIUM INCOME MUNICIPAL FUND, INC.

                                  By:
                                     ____________________________________
                                     Authorized Officer


                                  NUVEEN ADVISORY CORP.

                                  By:
                                     _____________________________________
                                     Authorized Officer



CONFIRMED AND ACCEPTED,
as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                   INCORPORATED
BT Alex.Brown
Goldman, Sachs & Co.
John Nuveen & Co. Incorporated
Lehman Brothers
PaineWebber Incorporated
Prudential Securities Incorporated
Smith Barney Inc.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                        INCORPORATED

By:      _________________________________
         Authorized Signatory

                                                                   SCHEDULE A





Underwriter Series


Merrill Lynch, Pierce, Fenner & Smith
Incorporated. . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                        *

BT Alex.Brown Incorporated  . . . . . . . . . . . . . . . . . . . .     *

Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . .     *

John Nuveen & Co. Incorporated  . . . . . . . . . . . . . . . . . .     *

Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . . . .     *

PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . .     *

Prudential Securities Incorporated  . . . . . . . . . . . . . . . .     *

Smith Barney Inc.   . . . . . . . . . . . . . . . . . . . . . . . .     *
                                                                    -----

          Total   . . . . . . . . . . . . . . . . . . . . . . . . . 1,000
                                                                    =====